UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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The National Security Group, Inc.

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661 East Davis Street, Elba, Alabama 36323

Notice of Annual Meeting of Stockholders
May 18, 2018

 To the Stockholders of The National Security Group, Inc.:

Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the "Company"), to be held at the principal executive offices of the Company, 661 East Davis Street, Elba, Alabama, on Friday, May 18, 2018, at 10:00 a.m. for the purpose of considering and acting upon the following:

1.	The election of four (4) members to the Board of Directors to serve three-year terms, until their successors are duly elected and qualified (Proposal One);

2.	To ratify selection of independent auditors (Proposal Two);

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement (Proposal Three);

4.	The transaction of such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The close of business on March 20, 2018, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Stockholders are cordially invited to attend the Annual Meeting in person.

In addition to voting by proxy, you may use the internet to transmit your voting instructions. Online voting is available at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2018. Telephone voting is available by calling 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2018. Have your proxy card in hand when you call and then follow the instructions.

The Company's Proxy Statement is submitted herewith, together with the Annual Report for the year ended December 31, 2017, and is also available in the “Investors” section of our website at www.nationalsecuritygroup.com. You may also request a copy through www.proxyvote.com using your Control Number.

BY ORDER OF THE BOARD OF DIRECTORS

Elba, Alabama	Laura Williams Jordan
April 6, 2018	Secretary

Your Vote is Important
Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Early submittal of your proxy will not prevent you from voting your shares in person if you desire to attend, as your proxy is revocable at your option.

661 East Davis Street, Elba, Alabama 36323

Proxy Statement
For Annual Meeting of Stockholders
May 18, 2018

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The National Security Group, Inc. (the “Company”), to be voted at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Central Time) on May 18, 2018, at the Conference Center located adjacent to the principal executive offices of the Company, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Annual Meeting”). Any reference to “the Group” or any use of the terms “Company,” “we,” “us” or “our” in this proxy statement refers to The National Security Group, Inc. This proxy statement, dated April 6, 2018, is being mailed to holders of the Company common stock on or about March 20, 2018.

At the Annual Meeting, the stockholders of the Company will vote on matters noted in the proxy. If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted "FOR" the election of the persons nominated as directors in the proxy statement, “FOR” the ratification of selection of independent auditors and “FOR” the approval of the compensation of the Company's named executive officers as disclosed in this proxy statement. So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgment.

Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. Shares of common stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of common stock represented by "broker non-votes" (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors. With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.

A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

Voting Securities and Securities Ownership

The Board of Directors has fixed the close of business on March 20, 2018, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. On the record date, the Company had outstanding 2,522,312 shares of common stock, the holders of which are entitled to one vote per share. No shares of any other class of common stock are issued or outstanding. The Company has retained Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials and solicitation of votes. The Company bears all costs associated with the distribution and solicitation.

Proposal One: Directors are elected by a plurality of the votes cast at the Annual Meeting on this proposal, and the nominees who receive the most votes will be elected. Your vote is important. Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. Early submittal of your proxy will not prevent you from voting your shares in person if you desire to attend, as your proxy is revocable at your option.

Your brokerage firm or other nominee may not vote your shares with respect to Proposal One without specific instructions from you as to how to vote with respect to the election of each of the nominees for director, because election of directors is not considered a “routine” matter under the NASDAQ rules. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

Proposal Two: To be approved, this proposal must receive an affirmative majority of the total votes cast “FOR” and “AGAINST” this proposal at the meeting. Proposal Two is considered a “routine” matter under the NASDAQ rules and, therefore, brokerage firms and nominees that are members of the NASDAQ have the authority under those rules to vote their customers' unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the meeting.

Proposal Three: To be approved, this proposal must receive an affirmative majority of the total votes cast "FOR" and "AGAINST" this proposal at the meeting without regard to broker non-votes or abstentions.

Stock Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers
The following table sets forth information with respect to the holdings of: (1) directors and executive officers; and (2) all directors and executive officers as a group; and (3) shares held in the employee stock ownership plan. This information is as of the record date, except as otherwise indicated. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Names	Number of Shares Owned	[1]	Percent of Common Stock
W. L. Brunson, Jr.	444,530	[2,3]	17.62%
Winfield Baird	121,221		4.81%
Jack E. Brunson	117,312	[4]	4.65%
Fred Clark, Jr.	87,550		3.47%
Donald S. Pittman	36,899		1.46%
Brian R. McLeod	27,954		1.11%
James B. Saxon**	24,038		*
Mickey L. Murdock	23,813		*
Charles B. Arnold	15,600		*
Frank B. O'Neil	13,732		*
Walter P. Wilkerson	11,273		*
Paul C. Wesch	10,457		*
L. Brunson White	10,038		*
Fleming G. Brooks	6,805		*
Elizabeth B. Crawford	4,375		*
Directors and Officers (as a group, 15 persons including persons named above)	955,597	[5]	37.89%
National Security Employee Stock Ownership Plan (excluding shares included above)	65,924		2.61%
	1,021,521		40.50%
** Director Emeritus (non-voting member of the board)			* Less than 1%
[1]For purposes of this table, an individual is considered to "beneficially own" any shares of the Company if he or she directly or indirectly has or shares (i) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. All amounts include stock held in a spouse's name.

[2]Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), W. L. Brunson, Jr., Managing Partner.
[3]Includes 57,713 shares held by the Jerry B. Brunson Marital Trust and the Jerry B. Brunson Family Trust. Sara B. Brunson and W. L. Brunson, Jr. co-trustees. W. L. Brunson, Jr. disclaims beneficial ownership of these shares.

[4]Includes 45,641 shares held in Jack R. Brunson Estate.
[5]Includes 36,140 units held in 401-K plan and 15,151 units held in the National Security Employee Stock Ownership Plan.

On January 18, 2013, the Board of Directors of National Security Group, Inc. adopted the recommendation of its Compensation Committee that established a stock ownership target for Independent Directors of 3,000 shares or an amount of shares equal to three years' annual Board cash compensation, whichever amount of shares is greater. The stock ownership target is intended to encourage Director ownership of National Security Group, Inc. common stock so as to further align the interests of the Independent Directors with the shareholders. Directors will obtain, then maintain, this level of stock ownership within their first three years of Board service, or within two years from the enactment of this policy.

Proposal One: Election of Directors

The By-laws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years, and the terms are staggered to provide for the election of one class of directors each year. At the Annual Meeting, our stockholders will elect four directors to hold office until the 2021 Annual Meeting and until their respective successors have been duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated the following directors, to serve as directors until the 2021 Annual Meeting and until their respective successors have been duly elected and qualified:

Fleming G. Brooks, 72 Dividend Committee Chairman
Fleming G. Brooks is Chairman of the Board of Brooks Agrico LLC, of Samson, Alabama and various affiliates of that Company.  He either serves currently or has served in the past, in various positions with associations of the agricultural community.  Mr. Brooks has extensive executive management and leadership experience having served as chairman and CEO of a diversified privately held agribusiness entity and industry knowledge developed through his tenure as a director.

Samson, Alabama
Term expires 2018	NSEC Board and Board Committees	Meeting Attendance
Director since 2004	Board of Directors	5 of 5	100%
Independent	Dividend Committee	3 of 3	100%
	Nominating Committee	1 of 1	100%

Jack E. Brunson, 61
Jack E. Brunson has served as a director since 1999 and as President of NSFC since 1997.  He also serves on the Boards of Directors of NSFC and Omega One.  He joined the Company in 1982.  Mr. Brunson has extensive leadership experience as president of an insurance subsidiary, financial acumen and risk management experience developed through his operational and director experiences, as well as extensive industry knowledge gained over his tenure with the Company. Mr. Brunson holds the Chartered Property and Casualty Underwriter designation.

Elba, Alabama
Term expires 2018	NSEC Board and Board Committees	Meeting Attendance
Director since 1999	Board of Directors	4 of 5	80%
	Dividend Committee	1 of 1	100%

Elizabeth B. Crawford, 48
Elizabeth B. Crawford is an attorney and former Director of a United Way Agency.  She served as an advisory board member of The National Security Group, Inc. prior to her election as a Director in 2017.  She presently serves on a number of non-profit board of directors in the Birmingham area.  Mrs. Crawford has executive experience, a knowledge of governmental agencies, strong leadership and board experience.

Birmingham, Alabama
Term expires 2018	NSEC Board and Board Committees	Meeting Attendance
Director since 2017	Board of Directors	5 of 5	100%
Independent	Dividend Committee	2 of 2	100%

Walter P. Wilkerson, 70 Financial Expert
Walter P. Wilkerson is a certified public accountant and consultant for the firm of Brunson, Wilkerson, Bowden & Associates, P.C. in Enterprise, Alabama.  He is also a member of the American Institute of Certified Public Accountants and Alabama Society of Certified Public Accountants.  Mr. Wilkerson has extensive leadership experience as a managing partner, financial acumen and risk management experience developed through his experience in public accounting and involvement in business operations and planning.  He has been designated as the Audit Committee financial expert under NASDAQ listing standards, and has developed significant industry knowledge through his tenure as a director.

Enterprise, Alabama
Term expires 2018	NSEC Board and Board Committees	Meeting Attendance
Director since 1984	Board of Directors	5 of 5	100%
Independent	Audit Committee	5 of 6	83%
	Executive Committee	None during 2017

Each nominee has indicated a willingness to serve as a director. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate on the recommendation of the Nominating Committee.

The persons named in the enclosed proxy intend to vote "FOR" the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

The Board of Directors Unanimously Recommends a Vote "FOR" the Election of the Above Nominees as Directors.

Proposal Two: Ratification of Company Independent Auditors

The Audit Committee of the Board of Directors has selected Warren Averett, LLC as the Company's independent registered public accounting firm for the calendar year ending December 31, 2018, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of the firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Warren Averett, LLC as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Warren Averett, LLC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Proposal Two is considered a “routine” matter under the NASDAQ rules, and therefore, brokerage firms and nominees that are members of the NASDAQ have the authority under those rules to vote their customers' unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the meeting.

The Board of Directors Unanimously Recommends a Vote “FOR” The Ratification of the Selection of Independent Auditors.

Independent Registered Public Accounting Firm's Fees

Aggregate fees for professional services rendered for the Company by Warren Averett, LLC during the years ended December 31, 2017 and 2016 were as follows:

Year Ended December 31,	2017	%	2016	%
Audit Fees(1)	$217,550	74%	$211,150	80%
Audit-Related Fees(2)	9,465	3%	745	—%
Tax Fees(3)	52,186	18%	39,900	15%
All Other Fees(4)	13,215	5%	14,014	5%
Total	$292,416	100%	$265,809	100%

(1) Audit Fees were for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2017, and same period for the prior year as well as for the review of the Company's interim financial statements included in quarterly reports on Form 10-Q during the year ended December 31, 2017, and same period for the prior year.

(2) Audit-Related Fees were for professional services rendered in connection with net operating loss carryback (2017 and 2016), changes related to the Tax
    Cuts and Jobs Act in (2017) and deductibility of compensation accruals (2016).

(3) Tax Fees were for tax related services and totaled approximately $52,186, including fees for both federal and state tax return preparation. The audit committee does not consider the tax related fees of $52,186 to impair the auditor's independence.

(4) All Other Fees were for out of pocket expenses.

Proposal Three: Advisory Vote Executive Compensation

In 2013, stockholders voted in accordance with the recommendation of the Board of Directors for the non-binding advisory vote on executive compensation to occur with a frequency of every 1 year. Our Board of Directors remains committed to promoting the best interests of our stockholders through excellence in governance. As part of that commitment and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to cast an advisory vote regarding the compensation of our named executive officers as presented in this proxy statement. The Compensation Committee, comprised of independent directors, establishes and recommends all of the compensation and benefits policies and actions for our named executive officers. The Company has included details regarding the compensation and benefits policies for our named executive officers in the Compensation, Discussion and Analysis (CD&A) portion of this proxy statement. As a Smaller Reporting Company, we are not required to provide CD&A; however, this information has been included to provide greater understanding of our policies and practices and to provide information to our stockholders to support an affirmative vote.

While the advisory vote on executive compensation is not binding, it will provide useful information to our Board and the Compensation Committee regarding our stockholders’ view of our executive compensation philosophy, policies and practices. Our Board is not required by law to take any action in response to our stockholders’ advisory vote on executive compensation; however, the Compensation Committee values our stockholders’ opinions and will take the results of the advisory vote into consideration when determining the future compensation arrangements for our named executive officers. To the extent there are significant negative advisory votes, we will consider the voting results and take them into consideration in making future decisions about our executive compensation program.

The approval of this proposal requires the affirmative vote of a majority of the shares voting on the matter at the 2018 Annual Meeting without regard to broker non-votes or abstentions. The next stockholder advisory vote on executive compensation will occur at our annual stockholders meeting in 2019.

The Board of Directors Unanimously Recommends a Vote “FOR” The Approval of the Compensation of the Company's Named Executive Officers for 2017 as Disclosed in this Proxy Statement

Board of Directors
In 1990, National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the "Company"), became the holding company for National Security Insurance Company (NSIC), and its prior subsidiaries: National Security Fire & Casualty Company (NSFC), and NATSCO, Inc. ("NATSCO"). Subsequently Omega One Insurance Company (“Omega One”) was formed as a wholly owned subsidiary of NSFC. References to tenure with the Company (in the following biographical section) include the individual's tenure with NSIC prior to the reorganization. Director ages for nominees and current directors are at December 31, 2017. In addition to the persons who are standing for re-election as directors (whose biographical information is included in Proposal One above), the following is a biographical summary of our other directors:

W. L. Brunson, Jr., 59 President/CEO
William L. Brunson, Jr. has served as a director since 1999 and as President and Chief Executive Officer of the Company since 2000.  He holds the position of President of NSIC.  He joined the Company in 1983.  Mr. Brunson is a Director of NSFC, NATSCO, NSIC and Omega One.  Mr. Brunson is also a member of the Alabama State Bar.  Mr. Brunson has extensive knowledge of the insurance industry and regulation as well as significant experience in the areas of operations, corporate strategy, structure and law.

Elba, Alabama
Term Expires 2020	NSEC Board and Board Committees	Meeting Attendance
Director since 1999	Board of Directors	5 of 5	100%
	Executive Committee	None during 2017

Fred Clark, Jr., 57 Nominating Committee Chairman
Fred Clark, Jr. is currently President and Chief Executive Officer of Alabama Municipal Electric Authority in Montgomery, Alabama.  He was formerly Executive Director of The Electric Cities of Alabama and Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery, Alabama, State Director for U. S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association and Legislative Assistant to U. S. Senator Howell Heflin.  Mr. Clark has extensive leadership skills, experience in government relations, experience in a heavily regulated industry, financial acumen developed through his extensive executive and board experience, and has developed significant industry knowledge through his tenure as a director.

Matthews, Alabama
Term Expires 2020	NSEC Board and Board Committees	Meeting Attendance
Director since 1996	Board of Directors	5 of 5	100%
Independent	Compensation Committee	4 of 4	100%
	Nominating Committee	1 of 1	100%
	Executive Committee	None during 2017

Mickey L. Murdock, 75 Audit Committee Chairman Financial Expert
Mickey L. Murdock has served as a director since 1976.  Mr. Murdock was appointed Mayor of Elba, Alabama in September 2011, to fill the unexpired term of the deceased mayor and was elected mayor in 2012 and re-elected in 2016. Mr. Murdock also serves as a Director of Power South, a provider of wholesale energy needs to 16 electric cooperatives and four municipal electric systems in Alabama and northwest Florida. Mr. Murdock retired from the Company in 2009 having served as Senior Vice President.  From 1982 to 2002, he served as Chief Financial Officer and Treasurer of the Company.  Prior to that time, he served as Vice President and Controller of the Company.  He joined the Company in 1970.  Mr. Murdock previously served as a Director of NSIC, NSFC, Omega One, and NATSCO.  Mr. Murdock is a Certified Public Accountant (retired).  Mr. Murdock has extensive knowledge of the insurance industry and regulation coupled with significant experience in operations, risk management, budgeting, financial reporting and investor communications.

Elba, Alabama
Term Expires 2020	NSEC Board and Board Committees	Meeting Attendance
Director since 1976	Board of Directors	5 of 5	100%
Independent	Audit Committee	6 of 6	100%
	Nominating Committee	1 of 1	100%

Paul C. Wesch, 63
Paul C. Wesch currently serves as the Finance Director for the City of Mobile.  He is a member of the Mobile County and State of Alabama Bar Associations.  Mr. Wesch has extensive executive experience, knowledge of corporate governance, real estate development, corporate and real estate law.

Mobile, Alabama
Term Expires 2020	NSEC Board and Board Committees	Meeting Attendance
Director since 2002	Board of Directors	5 of 5	100%
Independent	Compensation Committee	4 of 4	100%

Charles B. Arnold, 40
Charles B. Arnold currently serves as an assistant controller for Church’s Chicken. He served as an advisory board member of The National Security Group, Inc. prior to his election as a Director in 2017. Mr. Arnold has experience in financial reporting and project management in various industries and has worked in the public accounting field for several years before moving to industry. He is a certified public accountant.

Buford, Georgia
Term Expires 2019	NSEC Board and Board Committees	Meeting Attendance
Director since 2017	Board of Directors	5 of 5	100%
Independent	Dividend Committee	2 of 2	100%
	Audit Committee*	3 of 3	100%

Frank B. O'Neil, 64 Compensation Committee Chairman
Frank B. O'Neil is the Senior Vice President and Chief Communications Officer of ProAssurance Corporation (NYSE: PRA) of Birmingham, Alabama.  He is a member of National Investor Relations Institute and holds the Investor Relations Charter designation. He is a former member and chairman of the Board of Directors of the Alabama Insurance Planning Commission.  Mr. O'Neil currently serves as Chairman of the Rating Agency Liaison Committee for the Physician Insurers Association of America, a group representing medical professional liability insurance companies. Mr. O'Neil has extensive knowledge of the insurance industry and regulation, financial reporting, investor communications, corporate governance, risk management and experience working with other public company boards.

Birmingham, Alabama
Term Expires 2019	NSEC Board and Board Committees	Meeting Attendance
Director since 2004	Board of Directors	5 of 5	100%
Independent	Compensation Committee	4 of 4	100%

Donald S. Pittman, 57
Donald S. Pittman has been in the private practice of law since June of 1988, in Enterprise, Alabama.  He is a member of the Coffee County, State of Alabama and American Bar Associations.  Mr. Pittman has extensive experience with real estate, corporate, tax and estate law as well as risk management, financial acumen and industry knowledge developed through his tenure as a director and prior service as Audit Committee Chairman.

Enterprise, Alabama
Term Expires 2019	NSEC Board and Board Committees	Meeting Attendance
Director since 2002	Board of Directors	5 of 5	100%
Independent	Audit Committee	6 of 6	100%
	Executive Committee	None during 2017

Brian R. McLeod, 49 Vice President of Finance and Operations, Chief Financial Officer
Brian R. McLeod is Vice President of Finance and Operations and Chief Financial Officer of the Company.  He joined the Company in 1992 and has served in various financial and operational roles during his tenure.  He serves on the Boards of Directors of Company subsidiaries NSIC, NSFC, Omega One and NATSCO.  He is a certified public accountant and also holds a chartered global management accountant designation.  Mr. McLeod has extensive knowledge of the insurance industry and regulation stemming from his experience in areas of operations, project management, corporate strategy, financial management and regulatory reporting.

Elba, Alabama
Term Expires 2019	NSEC Board and Board Committees	Meeting Attendance
Director since 2016	Board of Directors	5 of 5	100%
	Dividend Committee	1 of 1	100%

L. Brunson White, 61
L. Brunson White is a Principal and owner of Brunson White Advisors, LLC, a strategy and technology consulting company. He was Secretary of Information Technology for the State of Alabama from 2013 through 2015. In this role, Mr. White served on the Governor's Cabinet where he was responsible for the governance of approximately $345 million in information technology spending. Prior to his gubernatorial appointment, Mr. White served as a Director of The National Security Group, Inc. from 2002-2013. Mr. White is retired from Energen Corporation (NYSE:EGN) where he worked as Chief Information Officer for much of his 33 year tenure. He has extensive technology and regulatory experience, having served as chief information officer of a highly regulated publicly traded company. Mr. White's risk management experience, financial acumen and industry knowledge have developed through his time as a director and previous service as a member of the Audit Committee for The National Security Group, Inc.

Birmingham, Alabama
Term Expires 2019	NSEC Board and Board Committees	Meeting Attendance
Director since 2016	Board of Directors	5 of 5	100%
Independent	Compensation Committee	4 of 4	100%

Winfield Baird, 85 Chairman of the Board
Winfield Baird is a Chartered Financial Analyst and retired financial advisor with Baird Financial Management in Birmingham, Alabama.  He previously served as President of Investment Counselors of Alabama, Inc.  He was formerly a partner and manager at the Birmingham office of J. C. Bradford & Company.  Mr. Baird has extensive leadership experience as board chairman, financial acumen, risk management, investment management and regulatory knowledge developed through his experience as an investment advisor. Mr. Baird elected to not stand for nomination to the Board for another term. He was granted Emeritus status effective upon expiration of his current term.

Birmingham, Alabama
Term expires 2018	NSEC Board and Board Committees	Meeting Attendance
Director since 1964	Board of Directors	5 of 5	100%
Independent	Executive Committee	None during 2017

*attended as advisory member (non-voting member of the committee) after appointment

Director Compensation

The Compensation Committee periodically reviews levels of director compensation for non-employee directors of the Company. The goal of the compensation review is to provide a median level of director compensation relative to peer group companies to attract and retain individuals to provide independent oversight of management and bring diverse business ideas in order to provide input into strategic plans and objectives of the organization.

Non-employee directors are currently paid an annual base retainer of $23,000. Reflecting the additional workload of their oversight duties and Committee assignments, the Chairman of the Board of Directors is paid an additional $7,000 per year ($30,000 in total); Audit Committee members are paid an additional $4,000 per year ($27,000 in total) and its Chairman is paid an additional $5,000 per year ($28,000 in total); Compensation Committee members are paid an additional $2,000 per year ($25,000 in total) and its Chairman is paid an additional $3,000 per year ($26,000 in total).

Directors may choose to receive their compensation in cash and/or stock pursuant to the 2009 Equity Incentive Plan and have the ability to defer compensation. New Directors must elect to receive 50% or more of their compensation in Company stock pursuant to the 2009 Equity Incentive Plan until ownership standards are met. The Board of Directors adopted an Anti-Hedging Policy which states that: No employee of National Security Group, Inc. or any of its subsidiary companies, nor any member of the National Security Group, Inc. Board of Directors may purchase financial instruments (including, but not limited to: prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of the common stock of National Security Group, Inc. This policy is designed to further align the financial interests of employees and directors with the financial interests of National Security Group, Inc. shareholders.

Directors are required to attend at least 75% of the total of all Board of Directors meetings and Committee meetings for any consecutive twelve-month period. If this attendance standard is not met, the Director's retainer for the following twelve-month period will be proportionately reduced. Full reimbursement is provided for travel expenses associated with Board or Committee meetings or other Company functions.

Directors may annually elect to defer compensation into a non-qualified deferred compensation plan (NQDC). Participants in the NQDC plan may select from a group of externally managed investment options. The Company also does not guarantee returns for any component of funds deferred in the NQDC plan.

Director Compensation Table
Name	Fees Earned or paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation	All Other Compensation	Total
Charles B. Arnold	$17,250	$—	$—	$—	$—	$—	$17,250
Winfield Baird	30,000	—	—	—	—	125	30,125
Fleming G. Brooks	—	23,000	—	—	—	200	23,200
Fred Clark, Jr.	25,000	—	—	—	—	—	25,000
Elizabeth B. Crawford	17,250	—	—	—	—	200	17,450
Mickey L. Murdock	28,000	—	—	—	—	200	28,200
Frank B. O'Neil	—	26,000	—	—	—	—	26,000
Donald S. Pittman	—	27,000	—	—	—	—	27,000
Paul C. Wesch	25,000	—	—	—	—	200	25,200
L. Brunson White	25,000	—	—	—	—	200	25,200
Walter P. Wilkerson	27,000	—	—	—	—	200	27,200

The Company currently only has one equity compensation plan, which was approved by security holders at the 2009 Annual Shareholders Meeting. The following table sets forth securities authorized for issuance under the Company's equity compensations plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	144,288
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	144,288

Selection of Directors

The Board of Directors is responsible for management oversight, and its goal is to assemble a board that works cohesively and that constructively challenges and questions management. The Nominating Committee Charter sets forth the following guidelines for Board membership:

•	Experience as a board member of another publicly traded corporation

•	Experience in industries or with technologies relevant to the Company

•	Experience in accounting or financial reporting

•	Other such professional experience as the Nominating Committee shall determine to qualify an individual for Board Service
It is the goal of the Nominating Committee to ensure that the Board and its Committees include independent directors as promulgated by NASDAQ and the Securities and Exchange Commission. Directors shall exercise good business judgment and even temperament. Directors shall exhibit high ethical standards. Directors shall also be independent thinkers with the intelligence to articulate their thoughts and opinions in a constructive manner. As stated in the Nominating Committee's Charter, it is the Company's policy to not discriminate on the basis of race, gender or ethnicity and the board is supportive of any qualified candidate who would also provide the board with more diversity. The Board has not adopted any policy on diversity with respect to its directors, but seeks a balance of experience among the directors so that the Board as a whole has experience and training from various disciplines and industries.

To review the charter of the Nominating Committee in its entirety, please visit: http://investors.nationalsecuritygroup.com/govdocs.

Board Leadership Structure and Risk Oversight

While the By-laws and corporate governance policy do not require that the Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time. Currently, the Board is comprised of eleven independent directors, three employee directors and one non-voting director emeritus. Independent directors and management have different perspectives and roles in strategy development. The Company does not have a lead independent director as the current board chairperson is an independent director. Independent directors bring experience, oversight and expertise from outside the organization, while employee directors bring industry experience and expertise.

Management is responsible for the day-to-day management of risks, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Executive Officers are present at every board meeting and most committee meetings and are available to address any questions or concerns raised by the directors regarding risk management and any other matters. In addition, executive officers present information regarding the Company's operations, including associated risks and mitigation measures at each Board meeting. The Audit Committee lends support to the Board of Directors in reviewing the Company's consideration of material risks and overseeing the Company's management of material risks.

Corporate Governance

The system of governance followed by the Company is codified in the Policy on Corporate Governance, Senior Financial Officers' Code of Ethics and the charters of the Nominating and Audit Committees of the Board of Directors. The guidelines provided in these documents are intended to give surety that the Board will have the necessary power and practices in place to review and evaluate the Company's business operations and to make decisions that are independent of the Company's management.

The corporate governance documents, including committee charters, are reviewed periodically and updated when necessary to reflect changes in practice and regulatory requirements. The Board has five committees: an Audit Committee, a Compensation Committee, a Dividend Committee, a Nominating Committee and an Executive Committee. The corporate governance policy, Nominating Committee Charter, Audit Committee Charter and code of ethics are posted on the Company's website at http://investors.nationalsecuritygroup.com/govdocs. If you would like to receive a copy of the corporate governance documents, send your request in writing to The National Security Group, Inc., Office of the Corporate Secretary, 661 East Davis Street, Elba, Alabama 36323.

Meetings and Executive Sessions of the Board

The Board of Directors holds regularly scheduled quarterly meetings. During the last full calendar year, the Board of Directors of the Company held four regularly scheduled meetings and one called meeting. Executive sessions of independent directors followed each regularly scheduled board meeting. All directors attended at least 75% of the meetings of the Board of Directors. The Company has not adopted a formal policy regarding Board members' attendance at the Company's annual stockholder meetings; however, the Company encourages all Board members to attend the annual stockholder meetings. All of the Company's directors attended the 2017 Annual Meeting of Stockholders.

The following provides a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants at its discretion when it is believed the services of said persons are necessary to carry out the committee's responsibilities. The Board of Directors has determined that each member of each committee meets the standards of independence under the NASDAQ listing standards.

Committees of the Board

Committee appointments are made in May of each year. Currently the Board has five standing committees: Compensation, Audit, Dividend, Nominating and Executive. Details of Committee attendance for each Board member can be found on pages 6-8 and for each Nominee on pages 3-4.

Compensation Committee
The primary responsibilities of the Compensation Committee include: responsibility for recommending officers, setting the salaries of officers, setting fees for directors, approval of officer bonuses and presenting such information to the Board of Directors for full consideration.

Audit Committee
The Audit Committee assists the Board in its supervisory function, specifically in the oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. Responsibilities include overseeing the Company's internal accounting function, as well as compliance with applicable legal, ethical and regulatory requirements. The Committee is also charged with the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. The Committee has confidence in the expertise and knowledge of management and the independent registered public accounting firm. The Committee relies on management and the independent registered public accounting firm in carrying out the duties with which it is charged. The Committee's duties are described in detail in the Audit Committee Charter which is available on the Company's website http://investors.nationalsecuritygroup.com/govdocs. The Board has designated Walter P. Wilkerson and Mickey L. Murdock as the audit committee financial experts as defined by the Securities and Exchange Commission rules.

Dividend Committee
The key responsibility of the Dividend Committee is to determine the amount of dividends paid to stockholders and recommend such payments for consideration to the full Board.

Nominating Committee
The key responsibilities of the Nominating Committee are to determine the slate of director nominees for election to the Company's Board of Directors and identify and propose candidates to fill vacancies occurring between annual stockholder meetings. No procedure has been established by the committee for considering nominations by the stockholders.

Executive Committee
The Executive Committee is empowered by the By-laws to act with the authority of the full board when necessary should events arise in which the full board is unavailable. There have been no meetings of the Executive Committee.

Independent Directors

The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ Stock Market and the standards set forth in the Policy on Corporate Governance. The Board has determined that the following directors are considered independent based on the aforementioned guidelines: Charles B. Arnold, Winfield Baird, Fleming G. Brooks, Fred Clark, Jr., Elizabeth B. Crawford, Mickey L. Murdock, Frank B. O'Neil, Donald S. Pittman, Paul C. Wesch, L. Brunson White and Walter P. Wilkerson.

Stockholder Communications with Directors

A stockholder who would like to communicate directly with the Board, a committee of the Board, the non-employee directors as a group or with an individual director, should send the communication to:

The National Security Group, Inc.
Office of the Corporate Secretary
Board of Directors [or committee name, the non-employee directors as a group or director's name, as appropriate]
661 East Davis Street
Elba, Alabama 36323

All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.

Certain Relationships and Related Transactions

The family relationships, not more remote than first cousin, which exist among the directors and nominees as of December 31, 2017, are as follows: W. L. Brunson, Jr., Donald S. Pittman and Jack E. Brunson are first cousins. Mr. James Saxon (Director Emeritus) is the uncle of L. Brunson White. Winfield Baird is the father of Elizabeth B. Crawford. See also the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee of the Board of Directors believes its policies and procedures should remain flexible in order to: best react to changing conditions; ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements; and ensure that the corporate accounting and reporting practices of the corporation are of the highest quality. In carrying out its responsibilities, the audit committee pre-approves audit fees as well as reviews and approves the scope of the proposed audit, audit procedures and other services to be performed.

Compensation Discussion and Analysis

Executive Compensation

The primary oversight of the Company's executive compensation plan rests with the Compensation Committee of the Board of Directors, which is composed entirely of independent directors.

The primary objective of the Compensation Committee in setting compensation levels for executive officers is to enhance the Company's ability to attract and retain talented individuals for its executive positions by ensuring that we provide competitive benefits relative to our size and geographic location. The current compensation plan consists of three elements: base salary, short term cash incentive compensation and retirement benefits under a 401(k) plan and a supplemental executive retirement plan (SERP). Base salaries are set by the Compensation Committee, including any annual increases, and are ratified by the independent directors. The Compensation Committee considers factors such as industry surveys, particularly focusing on those companies of similar size and business focus, individual performance and changes in job duties of named executives in any material adjustments in individual compensation levels.

The Compensation Committee reviews salary levels periodically relative to the compensation of peer group executive officers. As part of our review, we utilize insurance industry executive compensation surveys, particularly those which provide composite information for the Company's applicable size category, as determined by annual insurance premium revenue and/or asset size. The committee also periodically engages consultants to independently review our executive compensation practices. Due to other considerations such as geographic location of the Company, base compensation levels for the executive officers of the Company are typically at or below median levels for each of the applicable job classifications provided in the executive compensation surveys.

The objective of the incentive plan provided to executive officers is to reward executives for achieving quantifiable targets linked to the Company's strategic and operational goals. The incentive plan further rewards performance that builds financial strength and enhances shareholder value. The incentive plan uses weighted ranges of returns on equity (50%), growth in gross written premium (10%) and statutory combined ratio (40%) to determine incentive rewards. The incentive plan also sets a three-year rolling minimum threshold of a 5% average return on GAAP equity inclusive of the subject bonus year. This minimum threshold must be reached before any award is made under the incentive plan. No incentive plan awards were made for 2017.

Executive officers are covered by two primary retirement benefit plans. We offer a defined contribution 401(k) plan under which all employees may defer a portion of compensation, subject to IRS limits for 2017 of $18,000 per year and over age 50 "catch-up" contributions for 2017 of $6,000 per year. The Company will match employee deferrals on a dollar for dollar basis up to 5% of compensation subject to IRS limits. During 2017, the Company match paid to all executive officers totaled $37,784. We also provide a supplemental executive retirement plan (SERP) for our named executive officers. The Company contributes 15% of each executive's compensation under the terms of this plan; contributions are fully vested upon the earlier of death, disability, change in control, or ten years of participation in the plan. Payments under the SERP are payable following death, separation from service, or change in control. The benefits credited to participant accounts for 2017 totaled $120,049.

The Company also offers its executive officers and directors a non-qualified deferred compensation (NQDC) plan. Executives have the option of deferring up to 25% of base pay and 100% of bonus into the NQDC plan. Participants in the NQDC plan may select from a group of externally managed investment options, none of which contain equity components tied to Company stock performance. The Company also does not guarantee returns for any component of deferrals in the NQDC plan. The Compensation Committee may recommend to the Board of Directors discretionary contributions to the NQDC plan for named executives; however, no such discretionary contributions were made for 2017.

The Company currently does not have a long-term incentive compensation plan or any stock based compensation arrangements for executive officers, other than an Employee Stock Ownership Plan in which all employees participate. These compensation arrangements, while not currently offered, may be considered by the Compensation Committee as a future element of executive compensation. Even though the Company does not currently offer long-term incentive compensation or stock based compensation as a component of executive compensation, the Compensation Committee does believe that the long-term interests of the executives are tied to the Company as the executive group and immediate family members of certain executives own, through various direct and indirect ownership arrangements, in excess of 25% of the total outstanding common stock of the Company.

We do not offer any perquisites to any of our executive officers with an aggregate value greater than $10,000.

All forms of executive compensation, with the exception of amounts deferred under NQDC plans and Company SERP contributions, are currently deductible by the Company under Federal Income Tax laws. The Compensation Committee does not believe that the deductibility limitations of Section 162(m) of the Internal Revenue Code of 1986 as amended applies to the Company as no individual of the Company received more than $1 million in compensation.

The Board of Directors has adopted an anti-hedging policy for directors and employees. The Board has also adopted stock ownership targets for directors requiring their ownership of the greater of 3,000 shares or an amount of shares equal to three years' annual Board cash compensation. New directors have three years to comply with this policy.

None of the executive officers are currently under written employment agreements or other written agreements providing for severance or change in control benefits other than immediate vesting of SERP plan balances under a change in control.

In accordance with the SEC's Smaller Reporting Company guidelines, the above compensation discussion and analysis is not required, but has been included to inform investors of executive compensation practices. Also in accordance with the SEC's Smaller Reporting Company guidelines, the following table provides a summary of compensation for the President and CEO as well as the next two most highly compensated executive officers.

Summary Compensation Table
Name and Principle Position	Year	Salary	Bonus*	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Plan Compensation	All Other Compensation**	Total
W. L. Brunson, Jr.	2017	$256,620	$—	$15,781	$—	$—	$—	$68,941	$341,342
President and CEO The National Security Group, Inc.	2016	256,620	—	12,304	—	57,949	—	74,785	401,658
	2015	246,750	—	13,781	—	108,249	—	73,013	441,793

Jack E. Brunson	2017	$182,070	$—	$15,781	$—	$—	$—	$50,747	$248,598
President, National Security Fire and Casualty	2016	182,070	—	12,304	—	41,115	—	57,510	292,999
	2015	178,500	—	13,521	—	78,308	—	56,247	326,576

Brian R. McLeod	2017	$214,200	$—	$15,781	$—	$—	$—	$61,855	$291,836
Vice President and CFO The National Security Group, Inc.	2016	214,200	—	12,304	—	48,370	—	68,313	343,187
	2015	210,000	—	13,781	—	92,127	—	64,504	380,412
*Bonus amounts are generally paid in March or April following the year in which the bonus is earned.
**"All Other Compensation" includes the following for W. L. Brunson, Jr. for the year 2017: contributions to the 401(k) Retirement Plan of $13,500, SERP contributions of $47,185 and other employee benefits of $8,256; Jack E. Brunson total for the year 2017 includes: 401(k) Retirement Plan contributions of $11,450, SERP contributions of $33,478 and other employee benefits of $5,819; Brian R. McLeod total for the year 2017 includes: 401(k) Retirement Plan contributions of $12,834, SERP contributions of $39,386 and other employee benefits of $9,635.

Non-Qualified Deferred Compensation Table*
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY**	Aggregate Earnings in Last FY	Aggregate Withdrawals/Distributions	Aggregate Vested Balance at Last FY
W. L. Brunson, Jr.	$—	$47,185	$86,448	$—	$635,329
Jack E. Brunson	—	33,478	63,253	—	477,397
Brian R. McLeod	—	39,386	58,456	—	489,050
*Deferred amounts and contributions are credited with deemed investment earnings as if they were invested in one or more designated mutual funds pursuant to an investment election made by the participants as of the date of deferral.
**Registrant contributions are included in “Other Compensation” to Executives in the Summary Compensation Table.

Employee Benefits

All full-time employees are eligible to participate in the Company's 401(k) plan. The Company matches employee contributions $1 for $1 up to 5% of total compensation of an individual employee. The Company contributions are made at the end of each payroll period and allocated among the participants' plan accounts based on compensation received during the year for which the contribution is made. All Company matching contributions are 100% vested when contributed to the plan account. Benefits are generally payable only upon termination, retirement, disability or death.

The Company maintains a separate qualified Employee Stock Ownership Plan (ESOP) which enables its eligible employees to acquire a proprietary interest in the Company's common stock and to provide retirement and other benefits to such employees. All full-time employees are eligible to participate in the ESOP plan. During 2017, $267,000 was contributed to the ESOP to fund the purchase of shares on the open market.

Report of Compensation Committee

The Compensation Committee provides this report, although not required by smaller reporting companies, as a matter of good corporate governance and accountability to our shareholders. The Compensation Committee is composed of independent directors, as defined by NASDAQ listing standards. The Committee was appointed by the Board and chartered to oversee the compensation of Company executives and directors and to review and approve all incentive compensation awarded by the Company. The Compensation Committee met four times in 2017 and reported a summary of its meetings periodically to the Board.

Recommendations of the Compensation Committee: We have reviewed and discussed the Compensation Discussion and Analysis (CD&A) as required by Item 402(b) of Regulation S-K with the Company's management. Based on this review and these discussions, the Committee authorized the inclusion of the CD&A in the Company's 2017 Annual Report on Form 10-K and Proxy Statement to be filed in 2018.

This report has been furnished by the Compensation Committee of the Board of Directors.

Frank B. O'Neil, Chairman
Fred Clark, Jr.
Paul C. Wesch
L. Brunson White

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is currently comprised of Frank B. O'Neil (chairman), Fred Clark, Jr., Paul C. Wesch and L. Brunson White, all of whom are independent directors. The Committee members receive director fees as described in this proxy statement and do not receive any other compensation from the Company.

Audit Committee Report

The Audit Committee, currently consisting of three independent directors and one independent advisory member, assists the Board of Directors with fulfilling its oversight responsibilities for the integrity of the Company's financial statements, the financial reporting process, the system of internal controls and risk management, external audit process, independent registered public accounting firm's findings and recommendations, independence and performance, as well as the Company's process for monitoring compliance with laws and regulations.

The Audit Committee met six times in 2017 and reported a summary of its meetings periodically to the Board. The President, the Chief Financial Officer, and the Independent Auditor attended all regular meetings. Furthermore, the Audit Committee met separately with management and the Independent Auditor.

In 2017, in accordance with its charter, the Audit Committee reviewed the Company's annual and interim financial statements, including non-financial information, prior to publication thereof. It also assessed in its quarterly meetings the adequacy and appropriateness of internal control policies and internal audit programs and their findings.

In its 2017 meetings, the Audit Committee periodically reviewed matters relating to accounting policies, financial risks and compliance with accounting standards. Compliance with statutory and legal requirements and regulations, particularly in the financial domain, was also reviewed. Important findings, identified risks and follow-up actions were examined thoroughly in order to allow appropriate measures to be taken. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to AU-C 260, as amended (the Auditor's Communication with Those Charged with Governance), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The committee also discussed with Warren Averett, LLC, matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter to the committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the committee concerning independence. With regard to the independent audit, the Audit Committee reviewed the proposed audit scope, approach and fees, the independence of the independent registered public accounting firm, and non-audit services provided by the independent registered public accounting firm.

In 2017, the Audit Committee periodically discussed the company's policy on business controls and the Company's major areas of risk. The Audit Committee was informed on, discussed and monitored closely the company's internal control certification processes, in particular compliance with section 404 of the US Sarbanes-Oxley Act and its requirements regarding assessment, review and monitoring of internal controls. In addition, the Committee also reviewed output from rating agency capital adequacy models, results of various testing, including cash flow testing, performed by outside actuaries as well as catastrophe modeling results.

Based upon the Audit Committee's discussion with management and the Independent Auditor and the Audit Committee's review of the representation of management and report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Mickey L. Murdock, Chairman
Donald S. Pittman
Walter P. Wilkerson
Charles B. Arnold, Advisory Member

Company Performance

The following graph shows a five-year comparison of cumulative returns for the Company, the NASDAQ STOCK MARKET INDEX (U.S.), NASDAQ Insurance Stocks Index and SNL Small Cap U.S. Insurance Index. The cumulative total return is based on change in the yearend stock price plus reinvested dividends for each of the periods shown.

	Period Ending
Index	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017
National Security Group, Inc.	100.00	117.92	161.15	184.83	217.39	203.01
NASDAQ Stock Market Index	100.00	140.12	160.78	171.97	187.22	242.71
SNL Small Cap U.S. Insurance Index	100.00	143.40	151.92	137.48	173.19	191.53
SNL U.S. Insurance Underwriter Index	100.00	144.86	168.02	175.95	209.89	258.09

Stock Ownership of Certain Beneficial Owners

The following table sets forth those persons who beneficially owned, as of December 31, 2017, five percent or more of the Company's common stock. Unless otherwise noted, each beneficial owner has sole voting and investment powers.

Name and Address	Amount and Nature of Beneficial Ownership of Company Stock	Percentage of Class
Brunson Properties, a partnership (W. L. Brunson Estate), Elba, Alabama 36323	366,445	14.53%
Meridian Investments I, LLC Fargo, North Dakota	289,591	11.48%

Section 16(a) Beneficial Ownership Reporting Compliance

The Federal Securities laws require the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. We have reviewed copies of these SEC reports as well as other records and information. Based on that review, we believe that all reports were timely filed during 2017, except for reports made by Meridian Investments I, LLC related to purchases of stock and Director Fred Clark related to the distribution and subsequent receipt of shares from a family partnership.

Stockholders’ Proposals

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders’ Meeting to be held in 2019, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before December 7, 2018.  The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2019 Proxy Statement for consideration at the 2019 Annual Meeting.

Transfer Agent and Registrar

Computershare is the Transfer Agent and Registrar for the Company’s common stock:

Computershare
P.O. Box 505000
Louisville, KY  40233
1-800-368-5948
www.computershare.com

Annual Reports and Financial Statement

A copy of the Company's Annual Report to Stockholders for the calendar year ended December 31, 2017, accompanies this proxy statement. The Company maintains a website (www.nationalsecuritygroup.com). The National Security Group, Inc.'s Annual Reports to Stockholders, and/or a copy of the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to such reports that the Company files or furnishes pursuant to Section 13(a) of the Securities Exchange Act of 1934 are available through our internet website, free of charge, as soon as reasonably practical upon having been electronically filed or furnished to the Securities and Exchange Commission.

Other Matters

The Board of Directors of the Company does not know any other matters to be brought before the meeting. If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgment in such matters.

Important Notice Regarding Delivery of Stockholder Documents

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as "householding," is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

A majority of brokerage firms have instituted householding. If your family has multiple holdings in The National Security Group, Inc. that are held in street name with a broker, you may have received householding notification directly from your broker. If so, please contact your broker directly if you have any questions, if you require additional copies of the proxy statement or annual report, if you are currently receiving multiple copies of the proxy statement and annual report and wish to receive only a single copy, or if you wish to revoke your decision to household and thereby receive multiple statements and reports.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by The National Security Group, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled "Report of Compensation Committee," and "Audit Committee Report" (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Date: April 6, 2018

THE NATIONAL SECURITY GROUP, INC.
W. L. Brunson, Jr.
President

THE NATIONAL SECURITY GROUP, INC.
661 EAST DAVIS STREET
ELBA, AL 36323

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NATIONAL SECURITY GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Fleming Brooks — term expiring in 2021
02) Jack E. Brunson — term expiring in 2021
03) Elizabeth B. Crawford — term expiring in 2021
04) Walter Wilkerson — term expiring in 2021

The Board of Directors recommends you vote FOR Proposals 2 and 3.

NOTE: In their discretion on such other business as may properly be brought before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com

E36068-P02322

THE NATIONAL SECURITY GROUP, INC.
Annual Meeting of Stockholders
May 18, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints W. L. Brunson, Jr. and Laura Williams Jordan, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of THE NATIONAL SECURITY GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 661 East Davis Street, Elba, Alabama, 10:00 AM, CDT on May 18, 2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side